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EXHIBIT 10.1(d)

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         This Third Amendment to Credit Agreement dated as of December 30, 1999 by and between Talon Automotive Group, Inc., a Michigan corporation ("TAG"), Veltri Metal Products Co., a Nova Scotia corporation ("Veltri") (Veltri, called together with TAG, the "Borrowers"), the Banks party hereto, and Comerica Bank, a Michigan banking corporation, as agent for the Banks (in such capacity, "Agent").

         WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit Agreement dated as of April 28, 1998, a certain First Amendment to Credit Agreement dated as of August 31, 1998 and a certain Second Amendment to Credit Agreement dated as of March 26, 1999 (as so amended, the "Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, certain security for such indebtedness and obligations;

         WHEREAS, Borrowers have requested Agent and Banks to amend certain provisions of the Agreement and to grant waivers of certain provisions of the agreement; and

         WHEREAS, Agent and the Banks are willing to do so, but only on the terms and conditions set forth herein;

         NOW, THEREFORE, it is agreed:

1.       DEFINITIONS

         1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.       AMENDMENT

         2.1 Each of the following definitions are hereby added to Article 1 of the Agreement by inserting each of them in correct alphabetical sequence among the existing definitions therein.
                  " 'Lease Transactions' shall mean: (a) the transfer of certain equipment ('Lease Equipment') of Veltri to ABN AMRO Bank Canada and Westcoast Capital Corporation (collectively, 'Lessor') in a transaction or series of transactions which result in aggregate net proceeds being paid to Veltri in an amount not less than Eight Million Dollars ($8,000,000) ('Lease Proceeds'); (b) the lease-back of Lease Equipment so transferred by Veltri ('Lease'); and (c) the guaranty by TAG, of the obligations of Veltri under the Lease or Leases pursuant to a guaranty agreement in the form attached to the Third Amendment to this Agreement as Exhibit 'A' ('Lease Guaranty')."
                  " 'Third Amendment Effective Date' shall mean the date on which all of the conditions to the effectiveness of the Third Amendment to Credit Agreement dated as of December 30, 1999 between Borrowers, Agent and Banks have been satisfied in accordance with Section 5.1 thereof."
                  " 'Waiver Period' shall mean the period commencing on the Third Amendment Effective Date and ending as of close of business on February 15, 2000."

         2.2 Section 1.12 of the Agreement is hereby amended by replacing the pricing grid set forth therein in its entirety with the following priding grid:


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
------------------------ ---------------------- ---------------------- ----------------------------- ---------------
                                                    Prime-based
                                Prime-based            Loans               Eurocurrency-based
                                   Loans           denominated in                 Loans
    Leverage Ratio            Denominated in         Canadian              and Letter of Credit         Facility
                               U.S. Dollars           Dollars                    Fees                     Fees
------------------------ ---------------------- ---------------------- ----------------------------- ---------------
Level I                          1.50%                  2.50%                     3.00%                   .50%

 6.0
------------------------ ---------------------- ---------------------- ----------------------------- ---------------

Level II                         1.00%                  2.00%                     2.25%                   .50%

 5.5 but < 6.0
------------------------ ---------------------- ---------------------- ----------------------------- ---------------

Level III                        0.75%                  1.75%                     2.00%                  0.50%
 5.0 but < 5.5
------------------------ ---------------------- ---------------------- ----------------------------- ---------------

Level IV                         0.50%                  1.50%                     1.75%                  0.50%
 4.5 but < 5.0
------------------------ ---------------------- ---------------------- ----------------------------- ---------------

Level V                          0.25%                  1.25%                     1.55%                  0.45%
 3.5 but < 4.5
------------------------ ---------------------- ---------------------- ----------------------------- ---------------

         2.3 Section 1.16 of the Agreement is hereby amended by adding the following proviso, thereto, at the end of such Section:
        "provided, however, as of any date included in the Waiver Period, the Borrowing Base shall be limited to the lesser of (i) the amount determined pursuant to the foregoing calculation, or (ii) Sixty Three Million Dollars ($63,000,000) minus the amount of Lease Proceeds received by Veltri as of the date of calculation thereof."

         2.4 The following Section 4.5 is hereby added to the Agreement immediately after Section 4.5 thereof:
         "4.5 Mandatory Repayments. Immediately upon any Borrower's receipt of any Lease Proceeds, such Borrower shall deliver same, in the form received, to Agent for application on Revolving Loans or Swing Loans. Each such prepayment shall be made in accordance with Section 4.4 hereof; provided, however that such prepayment shall not be required to be in the minimum amounts specified under clause (i) of Section 4.4."

3.       CONSENTS AND WAIVERS

         3.1 Agent and each of the Banks hereby:

                  (a) consent to the Lease Transactions and authorize Agent to (upon delivery of Lease Proceeds to Agent for reduction of outstanding Advances) release the liens of the Agent and the Banks on Lease Equipment as and when Agent receives Lease Proceeds related thereto; and

                  (b) waive (i) the restrictions of Section 10.10 of the Agreement to the extent necessary to allow for the transfer by Veltri to Lessor of the Lease Equipment and the execution, delivery and performance of the resulting Lease or Leases, and (ii) the restrictions of Section 10.8 of the Agreement to the extent necessary to allow for TAG to execute and deliver the Lease Guaranty.

         3.2 For the Waiver Period only, Agent and the Banks hereby waive the requirements of Section 10.4 of the Agreement and any Default or Event of Default arising as a result of a breach thereof; provided however that this waiver shall automatically terminate upon expiration of such Waiver Period without further act, demand or notice by Agent or any Bank.


4.       REPRESENTATIONS
         Borrowers hereby represents and warrants that:

         4.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrowers' powers, have been duly authorized, are not in contravention of law or the terms of Borrowers' Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.


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         4.2 This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

         4.3 The continuing representations and warranties of Borrowers set forth in Sections 8.1 through 8.7 and 8.9 through 8.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         4.4 The continuing representations and warranties of Borrowers set forth in Section 8.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Bank by Borrowers in accordance with Section 9.1 of the Agreement.

         4.5 Except to the extent expressly waived hereby to the best of Borrowers' knowledge, no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

5.       MISCELLANEOUS

         5.1 This Amendment may be executed in as many counterparts as Agent, Banks and Borrowers deem convenient and shall be deemed to be effective upon satisfaction of the following conditions: (a) delivery to Agent of counterparts hereof executed by each of the parties; (b) delivery by Borrowers to Agent, in form and substance satisfactory to Agent and the Banks, of each of the documents and instruments listed on the Checklist attached as Exhibit "B" hereto; and (c) payment by Borrowers to the Agent, for distribution to each Bank, an amendment and waiver fee in the amount of 0.10 percent of each Bank's share of the Revolving Loan Commitment. Agent shall provide Banks with written notice of the date upon which this Amendment becomes effective.


         5.2 Borrowers, Agent and the Banks acknowledge and agree that, except as specifically amended and/or waived herein and hereby, all of the terms and conditions of the Agreement and the Loan Documents, remain in full force and effect in accordance with their original terms.

         5.3 Borrowers shall pay all of Agent's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.


         5.4 Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent or the Banks, or of any default or Event of Default whether now existing or hereafter arising.


                            [SIGNATURE PAGE FOLLOWS]



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         WITNESS the due execution hereof as of the day and year first above written.

TALON AUTOMOTIVE GROUP, INC.                 VELTRI METAL PRODUCTS CO.

By:                                          By:
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Its:                                         Its:
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COMERICA BANK, as Agent and Bank             LASALLE NATIONAL BANK


By:                                          By:
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Its:                                         Its:
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NATIONAL BANK OF CANADA,                     PARIBAS
  NEW YORK BRANCH

By:                                          By:
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Its:                                         Its:
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                                             And

                                             By:
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                                             Its:
                                                 -----------------------------
MICHIGAN NATIONAL BANK                       BANK BOSTON, N.A.


By:                                          By:
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Its:                                         Its:
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DRESDNER BANK AG NEW YORK and
GRAND CAYMEN BRANCHES

By:
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Its:
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